UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 17, 2014

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement
On June 17, 2014, Diamondback Energy, Inc. (“Diamondback”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among Diamondback, Viper Energy Partners LP (the “Partnership”), Viper Energy Partners GP LLC (the “General Partner”) and Viper Energy Partners LLC (“OpCo” and, together with Diamondback, the Partnership and the General Partner, the “Partnership Parties”) and Barclays Capital Inc., Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”) and purchase by the Underwriters, of 5,000,000 common units representing limited partner interests in the Partnership (the “Firm Units”) at a price to the public of $26.00 per common unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 750,000 common units (the “Option Units,” and together with the Firm Units, the “Offered Units”) to cover over-allotments on the same terms, which was exercised in full on June 19, 2014.
The material terms of the Offering are described in the prospectus, dated June 17, 2014 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-195769) (the “Registration Statement”).
The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership Parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.
The Offering of the Offered Units closed on June 23, 2014. At closing, the Partnership received proceeds from the Offering of the Offered Units (net of the underwriting discount and after deducting the structuring fee and certain offering expenses) of approximately $137.5 million. The Partnership used the net proceeds from the sale of the common units to make a distribution to Diamondback. Affiliates of certain of the Underwriters are lenders under Diamondback’s revolving credit facility. Diamondback may, but is not required to, apply the distribution that it receives from the Partnership to repay amounts outstanding under its revolving credit facility. Affiliates of certain of the Underwriters may indirectly receive a portion of the proceeds from the Offering in the form of repayment of debt by Diamondback.
As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Contribution Agreement
In connection with the closing of the Offering and pursuant to the Contribution Agreement entered into by and among the Partnership, the General Partner, OpCo and Diamondback on June 17, 2014 (the “Contribution Agreement”), Diamondback transferred a subordinated note from OpCo and its ownership interest in OpCo to OpCo and the Partnership, respectively, in exchange for the Diamondback Units (as defined below).

As of the closing of the Offering, Diamondback owns 70,450,000 common units (the “Diamondback Units”), representing an approximate 92% limited partner interest in the Partnership. Diamondback also owns and controls the General Partner, which holds a non-economic general partner interest in the Partnership.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 10.2 to the Registration Statement and is incorporated in this Item 1.01 by reference.

Item 8.01. Other Events.

Amendment to Second Amended and Restated Credit Agreement; Designation of Unrestricted Subsidiaries; Release of Viper Energy Partners LLC under the Credit Agreement

In connection with the contribution contemplated by the Contribution Agreement and disclosed under Item 1.01, on June 9, 2014, Diamondback entered into a First Amendment (the “First Amendment”) to the Second Amended and Restated Credit Agreement, originally dated as of November 1, 2013 (the “Original Credit Agreement”), by and among Diamondback, as parent guarantor, Diamondback’s wholly-owned subsidiary Diamondback O&G LLC (f/k/a Windsor Permian LLC) as borrower, each of the guarantors party thereto, each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent for the lender (as so amended, the “Credit Agreement”). The First Amendment modifies certain provisions of the Original Credit Agreement to, among other things, allow us to designate one or more of our subsidiaries as “Unrestricted Subsidiaries” that are not subject to certain restrictions contained in the Credit Agreement. Under the Credit Agreement, upon designation of a subsidiary as an Unrestricted Subsidiary, that subsidiary is automatically released from all obligations, if any, under the Credit Agreement and related documents, including the related guaranty agreement, and all liens on the assets of, and the equity interests in, that subsidiary under the Credit Agreement and related documents are automatically released.

Pursuant to the Contribution Agreement disclosed under Item 1.01, we designated the Partnership, the General Partner and OpCo as Unrestricted Subsidiaries under the Credit Agreement. Prior to its designation as an Unrestricted Subsidiary, OpCo was a guarantor under the Credit Agreement and had granted liens on all of its assets to secure the Credit Agreement. In addition, Diamondback had granted liens on its equity interests in the Partnership, the General Partner and OpCo to secure the Credit Agreement. Upon designation of the Partnership, the General Partner and OpCo as Unrestricted Subsidiaries under the Credit Agreement, OpCo was automatically released from its obligations under the Credit Agreement and related documents, including the related guaranty agreement, all liens on the assets of OpCo under the Credit Agreement and related documents were automatically released, and all liens on the equity interests in the Partnership, the General Partner and OpCo under the Credit Agreement and related documents were automatically released.

Designation of Unrestricted Subsidiaries; Release of Viper Energy Partners LLC under the Indenture

In connection with the contribution contemplated by the Contribution Agreement and disclosed under Item 1.01, on June 23, 2014, Diamondback designated the Partnership, the General Partner and OpCo as Unrestricted Subsidiaries under the Indenture, dated as of September 18, 2013, among Diamondback, the guarantors parties thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), relating to our 7.625% Senior Notes due 2021, as supplemented (the “Indenture”). Under the Indenture, upon designation of a subsidiary as an Unrestricted Subsidiary, if that subsidiary was a guarantor under the Indenture, the guarantee of that subsidiary is released. Prior to its designation as an Unrestricted Subsidiary, OpCo  was a guarantor under the Indenture. Upon its designation as an Unrestricted Subsidiary under the Indenture, OpCo’s guaranty under the Indenture was released.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.1
Underwriting Agreement, dated as of June 17, 2014, by and among Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC, Diamondback Energy, Inc. and several underwriters named therein.

10.2	Contribution Agreement, dated as of June 17, 2014, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	June 23, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1
Underwriting Agreement, dated as of June 17, 2014, by and among Viper Energy Partners LP, Viper Energy Partners GP LLC, Viper Energy Partners LLC, Diamondback Energy, Inc. and several underwriters named therein.

10.2	Contribution Agreement, dated as of June 17, 2014, by and among Diamondback Energy, Inc., Viper Energy Partners LLC, Viper Energy Partners GP LLC and Viper Energy Partners LP.

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